REGISTRATION OF A CLASS OF SECURITIES
As filed with the Securities and Exchange Commission on March 22, 2010.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

HARTMAN SHORT TERM INCOME PROPERTIES
XX, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State of Incorporation or Organization)	26-3455189 (I.R.S. Employer Identification Number)

2909 Hillcroft, Suite 420
Houston, Texas 77057
(Address of Principal Executive Offices, Including Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:  Registration No. 333-154750

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of Class to Be Registered)	(Name of Exchange on Which Class Is to Be
Registered)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value per share
(Title of Class to Be Registered)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Hartman Short Term Income Properties XX, Inc. (the “Registrant”) hereby incorporates herein the description of the Registrant’s common stock, $0.001 par value per share by reference to the “Description of Shares” section of the prospectus contained in the Registrant’s registration statement on Form S-11, as declared effective by the Securities and Exchange Commission on February 9, 2010 (Registration No. 333-154750) and all amendments to such registration statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, filed on February 18, 2010.

Item 2.	Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, some of which have previously been filed with the Securities and Exchange Commission.

Exhibit Number	Description

1.
Third Amended And Restated Articles of Incorporation of Hartman Short Term Income Properties XX, Inc. (Second Amended and Restated Articles of Incorporation previously filed in and incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 8 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-154750, filed on October 26, 2009, and the First Amended and Restated Articles of Incorporation previously filed in and incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 4 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-154750, filed on June 4, 2009)*.

2.
Amended Bylaws of the Registrant (Original Bylaws previously filed in and incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 2 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-154750, filed on March 30, 2009)*.

3.
Form of Subscription Agreement and Subscription Agreement Signature Page (previously filed in and incorporated by reference to Exhibit B to the Registrant’s prospectus dated February 9, 2010 filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, filed on February 18, 2010).

4.
Amended and Restated Distribution Reinvestment Plan (previously filed in and incorporated by reference to Exhibit C to the Registrant’s prospectus dated February 9, 2010 filed pursuant to Rule 424(b)(3) under the Securities Act of 1933 on February 18, 2010).

5.
Automatic Purchase Plan of the Registrant, (previously filed in and incorporated by reference to Exhibit D to the Registrant’s prospectus dated February 9, 2010 filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, filed on February 18, 2010).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

By:	/s/ Allen Hartman
Chief Executive Officer

Date:  March 19, 2010